Profire Energy Reports Financial Results for Second Quarter 2020

LINDON, Utah August 5, 2020 - Profire Energy, Inc. (NASDAQ: PFIE), a technology company (the "Company") which creates, installs and services burner management solutions in the oil and gas industry, today reported financial results for its second quarter ending June 30, 2020. A conference call will be held on Thursday, August 6, 2020 at 1:00 p.m. ET to discuss the results.

Second Quarter Summary
•Recognized revenue of $4.4 million
•Realized gross profit of $2.1 million or 47.9% of total revenues
•Net loss of $808,503 or ($0.02) per share
•Cash and liquid investments of $18.1 million and remained debt-free
“Our second quarter results reflect both a full quarter’s impact of the COVID-19 global pandemic, which significantly reduced demand across the oil and gas industry, and the fallout of the price war between Russia and OPEC, which caused oil futures to turn negative for the first time in history,” said Ryan Oviatt, Co-CEO and CFO of Profire Energy. “We responded quickly to these events by reducing expenses and adjusting the cost structure of our organization during the quarter. These actions are reflected in our results through the sequential improvement in gross margin and a nearly $600,000 reduction in operating expenses from the first quarter, while maintaining our strong balance sheet.”

Second Quarter 2020 Financial Results
Total revenues for the period equaled $4.4 million, compared to $7.4 million in the first quarter of 2020, and $10.1 million in the same period a year ago. The second quarter’s results reflect the full impact of COVID-19 on consumer demand compared to just a few weeks in the first quarter, as well as a 53% drop in the average oil price during the same period, due in part to a significant price war between Russia and OPEC in the first month of the quarter.

Gross profit was $2.1 million, compared to $3.2 million in the first quarter of 2020 and $5.2 million in the year-ago quarter. Gross margin was 47.9% of revenues, compared to 42.5% of revenues in previous quarter and 51.2% of revenues in the first quarter of 2019. The sequential gross margin improvement was driven by actions taken during the quarter to adjust the cost structure of the company.

Total operating expenses were $3.2 million, compared to $3.8 million in prior quarter and $4.2 million in the same period a year ago. The sequential and year-over-year decreases reflect ongoing cost control measures in response to COVID-19 and the ongoing supply and demand imbalance within the oil markets.

Compared with the same quarter last year, operating expenses for G&A decreased 23%, R&D decreased 55% and depreciation increased by 63%.

Net loss was $808,503 or ($0.02) per share, compared to a net loss of $365,264, or ($0.01) in the first quarter of 2020, and net income of $1.0 million or $0.02 per diluted share in the same quarter last year.

Cash and investments totaled $18.1 million at June 30, 2020 compared to $18.6 million at the end of 2019, and the Company continues to operate debt-free. Capital expenditures for the quarter were $469,000. Working capital as of June 30, 2020 was $23.4 million, compared to $22.9 million at the end of 2019.

“Despite turbulent times in our industry, we continue to add customers who recognize the value our solutions bring in improving safety and efficiency ” said Cameron Tidball, Co-CEO of Profire Energy. “We will continue to investigate and analyze opportunities to diversify our offerings, including the evaluation of select strategic acquisition targets that provide complementary solutions or could expand our potential customer base, that may arise through the disruption of the markets.”
Conference Call

Profire Energy Executives will host the call, followed by a question and answer period.
Date: Thursday, August 6, 2020
Time: 1:00 p.m. ET (11:00 a.m. MT)
Toll-free dial-in number: 1-855-327-6837
International dial-in number: 1-631-891-4304
The conference call will be webcast live and available for replay via this link:
http://public.viavid.com/index.php?id=140972. The webcast replay will be available for one year.

Please call the conference telephone number five minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting the conference call, please contact Todd Fugal at 1-801-796-5127.

A replay of the call will be available via the dial-in numbers below after 4:00 p.m. ET on the same day through August 20, 2020.

Toll-free replay number: 1-844-512-2921

International replay number: 1-412-317-6671
Replay Pin Number: 10010507

About Profire Energy, Inc.
Profire Energy assists energy production companies in the safe and efficient production and transportation of oil and natural gas. As energy companies seek greater safety for their employees, compliance with more stringent regulatory standards, and enhanced margins with their energy production processes, Profire Energy's burner management products are continuing to be a key part of their solutions. Profire Energy has offices in Lindon, Utah; Victoria, Texas; Homer, Pennsylvania; Greeley, Colorado; Millersburg, Ohio; and Acheson, Alberta, Canada. For additional information, visit www.profireenergy.com.
Cautionary Note Regarding Forward-Looking Statements. Statements made in this release that are not historical are forward-looking statements. This release contains forward-looking statements, including, but not limited to statements regarding possible acquisition opportunities, and the Company hosting a conference call on August 6, 2020. Forward-looking statements are not guarantees of future results or performance and involve risks, assumptions and uncertainties that could cause actual events or results to differ materially from the events or results described in, or anticipated by, the forward-looking statements. Factors that could materially affect such forward-looking statements include certain economic, business, public market and regulatory risks and factors identified in the company's periodic reports filed with the Securities and Exchange Commission. All forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All forward-looking statements are made only as of the date of this release and the Company assumes no obligation to update forward-

looking statements to reflect subsequent events or circumstances, except as required by law. Readers should not place undue reliance on these forward-looking statements.

Contact:
Profire Energy, Inc.
Ryan Oviatt, Co-CEO and CFO
(801) 796-5127

Three Part Advisors
Steven Hooser, Partner
214-872-2710

PROFIRE ENERGY, INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
	As of
	June 30, 2020	December 31, 2019
ASSETS	(Unaudited)
CURRENT ASSETS
Cash and cash equivalents	$8,022,237	$7,358,856
Short-term investments	2,290,667	1,222,053
Short-term investments - other	1,600,000	2,600,000
Accounts receivable, net	2,439,296	5,597,701
Inventories, net (note 3)	8,996,223	9,571,807
Prepaid expenses and other current assets (note 4)	2,144,150	1,672,422
Income tax receivable	—	77,385
Total Current Assets	25,492,573	28,100,224
LONG-TERM ASSETS
Long-term investments	6,192,261	7,399,963
Financing right-of-use asset	72,914	107,991
Property and equipment, net	11,571,961	12,071,019
Intangible assets, net	1,883,236	1,989,782
Goodwill	2,579,381	2,579,381
Total Long-Term Assets	22,299,753	24,148,136
TOTAL ASSETS	$47,792,326	$52,248,360

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Accounts payable	$685,617	$2,633,520
Accrued liabilities (note 5)	1,122,242	2,089,391
Current financing lease liability (note 6)	45,411	59,376
Income taxes payable	99,481	403,092
Total Current Liabilities	1,952,751	5,185,379
LONG-TERM LIABILITIES
Net deferred income tax liability	543,441	439,275
Long-term financing lease liability (note 6)	30,238	52,120
TOTAL LIABILITIES	2,526,430	5,676,774

STOCKHOLDERS' EQUITY (note 7)
Preferred stock: $0.001 par value, 10,000,000 shares authorized: no shares issued or outstanding	—	—
Common stock: $0.001 par value, 100,000,000 shares authorized: 51,325,493 issued and 47,913,115 outstanding at June 30, 2020, and 50,824,355 issued and 47,411,977 outstanding at December 31, 2019	51,325	50,824
Treasury stock, at cost	(5,353,019)	(5,353,019)
Additional paid-in capital	30,106,383	29,584,172
Accumulated other comprehensive loss	(3,070,095)	(2,415,460)
Retained earnings	23,531,302	24,705,069
TOTAL STOCKHOLDERS' EQUITY	45,265,896	46,571,586
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$47,792,326	$52,248,360
These financial statements should be read in conjunction with the Form 10-Q and accompanying footnotes.

PROFIRE ENERGY, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Operations and Comprehensive Income (Loss)
(Unaudited)
	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2020	2019	2020	2019
REVENUES (note 9)
Sales of goods, net	$3,999,139	$9,559,255	$10,860,097	$19,757,890
Sales of services, net	360,340	564,776	946,524	1,199,199
Total Revenues	4,359,479	10,124,031	11,806,621	20,957,089

COST OF SALES
Cost of goods sold-product	1,944,389	4,568,666	5,778,071	9,139,654
Cost of goods sold-services	328,225	368,327	777,009	865,525
Total Cost of Goods Sold	2,272,614	4,936,993	6,555,080	10,005,179

GROSS PROFIT	2,086,865	5,187,038	5,251,541	10,951,910

OPERATING EXPENSES
General and administrative expenses	2,753,773	3,566,698	6,026,311	6,728,228
Research and development	229,548	512,871	639,274	861,929
Depreciation and amortization expense	180,997	110,910	328,469	227,133
Total Operating Expenses	3,164,318	4,190,479	6,994,054	7,817,290

INCOME (LOSS) FROM OPERATIONS	(1,077,453)	996,559	(1,742,513)	3,134,620

OTHER INCOME (EXPENSE)
Gain on sale of fixed assets	157,455	21,410	157,455	38,340
Other expense	(1,665)	(413)	(1,318)	(964)
Interest income	77,532	85,887	151,925	177,590
Total Other Income	233,322	106,884	308,062	214,966

INCOME (LOSS) BEFORE INCOME TAXES	(844,131)	1,103,443	(1,434,451)	3,349,586

INCOME TAX BENEFIT (EXPENSE)	35,628	(117,939)	260,684	(695,464)

NET INCOME (LOSS)	$(808,503)	$985,504	$(1,173,767)	$2,654,122

OTHER COMPREHENSIVE INCOME (LOSS)
Foreign currency translation gain (loss)	$375,267	$102,435	$(570,156)	$251,850
Unrealized gains (losses) on investments	72,875	49,495	(84,479)	118,247
Total Other Comprehensive Income (Loss)	448,142	151,930	(654,635)	370,097

COMPREHENSIVE INCOME (LOSS)	$(360,361)	$1,137,434	$(1,828,402)	$3,024,219

BASIC EARNINGS (LOSS) PER SHARE (note 10)	$(0.02)	$0.02	$(0.02)	$0.06
FULLY DILUTED EARNINGS (LOSS) PER SHARE (note 10)	$(0.02)	$0.02	$(0.02)	$0.06

BASIC WEIGHTED AVG NUMBER OF SHARES OUTSTANDING	47,723,208	47,348,137	47,607,825	47,392,534
FULLY DILUTED WEIGHTED AVG NUMBER OF SHARES OUTSTANDING	47,723,208	48,124,208	47,607,825	48,192,849
These financial statements should be read in conjunction with the Form 10-Q and accompanying footnotes.

PROFIRE ENERGY, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(Unaudited)
	For the Six Months Ended June 30,
	2020	2019
OPERATING ACTIVITIES
Net income (loss)	$(1,173,767)	$2,654,122
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization expense	566,791	483,063
Gain on sale of fixed assets	(153,973)	(38,340)
Bad debt expense	236,005	229,792
Stock awards issued for services	250,198	363,841
Changes in operating assets and liabilities:
Accounts receivable	3,248,693	983,865
Income taxes receivable/payable	(1,761)	(1,261,267)
Inventories	445,634	1,831,865
Prepaid expenses	168,718	(35,637)
Deferred tax asset/liability	104,166	205,314
Accounts payable and accrued liabilities	(2,843,685)	(115,813)
Net Cash Provided by Operating Activities	847,019	5,300,805

INVESTING ACTIVITIES
Proceeds from sale of equipment	—	39,810
Sale of investments	1,057,404	1,109,297
Purchase of fixed assets	(994,410)	(1,429,735)
Payments for acquisitions, net of cash acquired	—	(2,088,814)
Net Cash Provided by (Used in) Investing Activities	62,994	(2,369,442)

FINANCING ACTIVITIES
Value of equity awards surrendered by employees for tax liability	(148,879)	(184,433)
Cash received in exercise of stock options	2,020	6,850
Purchase of treasury stock	—	(1,333,578)
Principal paid towards lease liability	(34,267)	(32,185)
Net Cash Used in Financing Activities	(181,126)	(1,543,346)

Effect of exchange rate changes on cash	(65,506)	(2,171)

NET INCREASE IN CASH	663,381	1,385,846
CASH AT BEGINNING OF PERIOD	7,358,856	10,101,932
CASH AT END OF PERIOD	$8,022,237	$11,487,778

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

CASH PAID FOR:
Interest	$4,247	$2,832
Income taxes	$—	$1,793,281
NON-CASH FINANCING AND INVESTING ACTIVITIES
Common stock issued in settlement of accrued bonuses	$419,373	$379,861
These financial statements should be read in conjunction with the Form 10-Q and accompanying footnotes.